Exhibit 10.20

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is made as of November 1, 2022, by and between GNS SOUTH TOWER, LP, a Delaware limited partnership (“Landlord”), and KEZAR LIFE SCIENCES, INC., a Delaware corporation (“Tenant”).

RECITALS

A.
Landlord, as successor-in-interest to AP3-SF1 4000 Shoreline, LLC, and Tenant are parties to that certain Lease dated August 16, 2017 (the “Original Lease”), with respect to premises located on the third (3rd) floor of the Building located at 4000 Shoreline Court, South San Francisco, California 94080 (as more particularly described in the Original Lease, the “Original Premises”). All initially capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Original Lease. The Original Lease, as amended, modified and revised by this Amendment, may be referred to herein as the “Lease.”
B.
Landlord and Tenant now desire to amend the Original Lease to, inter alia, provide for the expansion of the Original Premises, all upon the terms and subject to the conditions set forth below.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.
Amendments to Original Lease. The Original Lease is hereby amended, modified and revised as follows:
(a)
Expansion of Premises. Effective as of the Expansion Premises Commencement Date (as defined in Section 8 below), Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, that certain space depicted on the floor plan attached hereto as Exhibit A located on the fourth (4th) floor of the Building and commonly known as Suite 400 (the “Expansion Premises”). As of the Expansion Premises Commencement Date, the Expansion Premises shall be deemed part of the Original Premises under the Original Lease and, except as set forth herein, the use and occupancy of the Expansion Premises will be subject to the same terms and conditions as the Original Premises under the Original Lease and the Expansion Premises and the Original Premises shall together constitute the “Premises” under the Lease. Landlord and Tenant hereby agree and stipulate that the Expansion Premises consist of 24,357 rentable square feet. As needed, the Original Lease is hereby deemed amended mutatis mutandis to give effect to the foregoing expansion of the Original Premises.
(b)
Lease Term. The Lease Term with respect to the Expansion Premises shall commence on the Expansion Premises Commencement Date and expire on July 31, 2026, and the Lease Term with respect to the Original Premises is hereby extended to be coterminous with the Lease Term for the Expansion Premises (i.e., July 31, 2026). For the avoidance of doubt, the Lease Term for the entire Premises shall expire on July 31, 2026.
(c)
Base Rent.
(i)
From and after the Expansion Premises Commencement Date, Base Rent with respect to the Expansion Premises (the “Expansion Premises Base Rent”) shall equal $176,588.25 per month ($7.25/r.s.f./month), prorated for partial months as set forth in the Original Lease. Commencing on the first anniversary of (A) the Expansion Premises Commencement Date or (B) if the Expansion Premises Commencement Date occurs on any day of the month other than the first day of such month, the first day of the month immediately following the Expansion Premises Commencement Date, and on each such anniversary thereafter during the Lease Term, the Expansion Premises Base Rent shall increase to 103.5% of the monthly Expansion Premises Base Rent payable during the immediately preceding calendar month. Notwithstanding the foregoing, the Expansion Premises

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Base Rent shall be abated in its entirety for the first two (2) full calendar months following the Expansion Premises Commencement Date.
(ii)
The Base Rent with respect to the Original Premises (the “Original Premises Base Rent”) shall be as set forth in the Original Lease through February 28, 2025. On March 1, 2025, and on each March 1st thereafter during the Term, as hereby extended, the Original Premises Base Rent shall increase to 103.5% of the monthly Original Premises Base Rent payable during the immediately preceding calendar month.
(iii)
The Original Premises Base Rent and the Expansion Premises Base Rent shall, collectively, be deemed the Base Rent for all purposes under the Lease and shall be payable pursuant to the terms of the Original Lease.
(d)
Tenant’s Share. As of the Expansion Premises Commencement Date, Tenant’s Share shall increase by 33.23%, so that Tenant’s Share for the Original Premises and the Expansion Premises shall equal 66.46%.
(e)
Extension Option. The Extension Option set forth in the Extension Rider attached to the Original Lease shall be applicable, collectively, to the Original Premises and the Expansion Premises. For the avoidance of doubt, under the Extension Rider, the Lease Term shall mean the Lease Term as amended hereby, and Tenant hereunder shall be deemed the original Tenant with respect to both the Original Premises and the Expansion Premises.
(f)
Parking. In addition to the parking rights granted under the Original Lease, as of the Expansion Premises Commencement Date, Tenant shall be entitled to an additional seventy-one (71) unreserved parking spaces (based on 2.94 unreserved parking spaces for every 1,000 rentable square feet of the Expansion Premises).
(g)
Storage Area. In addition to the Storage Space (“Original Storage Space”) leased under the Original Lease, effective as of the Full Decommissioning Date (as defined below), Tenant shall, at no additional cost, lease form Landlord and Landlord shall lease to Tenant, that certain storage area (“Expansion Storage Space”) which shall be in the location depicted on Exhibit B. Effective as of the Full Decommissioning Date, the Expansion Storage Space shall be deemed part of the Original Storage Space under the Original Lease and, except as set forth herein, the use and occupancy of the Expansion Storage Space will be subject to the same terms and conditions as the Original Storage Space under the Original Lease and the Expansion Storage Space and the Original Storage Space shall together constitute the “Storage Space” under the Lease. If the Full Decommissioning Date has not occurred by January 1, 2023, Landlord shall use commercially reasonable efforts promptly to remove any Hazardous Materials in the Expansion Storage Space and to obtain such written confirmation reasonably acceptable to Tenant from the County of San Mateo and any other applicable government authority. As used herein, the “Full Decommissioning Date” means the date on which Prior Tenant (as defined below) has obtained and delivered to Landlord and Tenant written confirmation from the applicable government authority or authorities reasonably acceptable to Tenant confirming that any required investigation, monitoring, remediation, removal or clean-up of Hazardous Substances in the Expansion Storage Space has been completed and that no further response action of any kind is required for the unrestricted use of the Expansion Storage Space. For the avoidance of doubt, Tenant shall have no responsibility for the Expansion Storage Space prior to the Full Decommissioning Date, including, without limitation, any responsibility for Hazardous Materials present or which migrate thereto or therefrom through air, water or soil through no fault of Tenant or any Tenant’s Parties, or that are introduced by Landlord, any other tenant of the Project, or any third party not under Tenant’s control.
(h)
Address of Landlord. The Address of Landlord under the Lease is hereby changed to:

For notices to Landlord:

c/o Ventas, Inc.

353 N. Clark Street, Suite 3300

Chicago, IL 60654

Attention: Office Asset Management Department (R&I)

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with copies to:

c/o Ventas, Inc.

353 N. Clark Street, Suite 3300

Chicago, IL 60654

Attention: Legal Department

and:

c/o Ventas, Inc.

500 North Hurstbourne Parkway, Suite 200

Louisville, KY 40222

Attention: Legal Department

For payment of Rent only:

GNS South Tower LP

PO Box 843203

Dallas, TX 75284-3203

2.
Acceptance/Condition of Expansion Premises. Landlord shall deliver the Expansion Premises to Tenant broom clean, with all operating systems (including without limitation HVAC) in good working order and condition, and otherwise in accordance with the applicable provisions of Section 1.2 of the Original Lease as if the same related to, and was incorporated herein with respect to, the Expansion Premises (it being understood that there is no “Tenant Work Letter” with respect to the Expansion Premises) (the “Delivery Condition”). Landlord shall be responsible, at its sole cost and expense (which shall not be included in Operating Expenses) for placing the Expansion Premises in the Delivery Condition. Except for Landlord’s obligation to deliver the Expansion Premises as set forth above and in accordance with Section 1.2 of the Original Lease, Tenant accepts the Expansion Premises in their as-is, where-is condition on the Expansion Premises Commencement Date, including, without limitation, with respect to any personal property, furniture, or materials purchased by Tenant from Prior Tenant (as defined below) and remaining in the Expansion Premises as of the Expansion Premises Commencement Date.
3.
Intentionally Omitted.
4.
Tenant Improvements. Tenant intends to perform certain refurbishment work in the Expansion Premises and Landlord hereby agrees to provide an allowance of up to $75,000.00 (the “TI Allowance”) as a contribution towards the cost of such refurbishment work. The TI Allowance must be spent, if at all, within twelve (12) months of the date hereof. The TI Allowance shall be paid to Tenant if, and when Tenant has submitted in a form reasonably satisfactory to Landlord paid invoices establishing the amounts spent by Tenant on such refurbishment work. All such refurbishment work by Tenant shall be performed in accordance with Article 8 of the Lease, as applicable. In addition, subject to the applicable provisions in the Lease, Landlord shall allow Tenant to remove agreed exterior windows in the Premises from time to time to accommodate the delivery of large equipment to the Premises and the removal of same. Landlord and Tenant shall cooperate in order to effect such delivery and/or removal. Such removal and reinstallation of the exterior window shall be performed pursuant to plans and specifications reasonably approved by Landlord and, in any event, such removal and reinstallation shall be done in such a manner so as not to (x) interfere with the water-tight condition of the Building or (y) damage the Building or any landscaped areas surrounding the Building.
5.
Increased Security Deposit. As of the date hereof, the required amount of the Security Deposit is hereby increased by $391,572.76 to $673,683.00, and Tenant shall pay to Landlord such increased amount (i.e., $391,572.76) currently with Tenant’s execution of this Amendment.
6.
Reaffirmation of Obligations. Tenant and Landlord each hereby acknowledges and reaffirms its respective obligations under the Original Lease, as modified by this Amendment. All references in the Lease to particular terms and provisions shall be deemed to refer to those terms and provisions as amended hereby.

100072.7 -3-

7.
Effect of Amendment. Except as specifically amended pursuant to the terms of this Amendment, the terms and conditions of the Original Lease shall remain unmodified and in full force and effect. In the event of any inconsistencies between the terms of this Amendment and any terms of the Original Lease, the terms of this Amendment shall govern and prevail.
8.
Expansion Premises Commencement Date. The “Expansion Premises Commencement Date” shall be the date on which (a) Landlord has delivered the Expansion Premises to Tenant in the Delivery Condition, (b) Landlord has terminated the lease with respect to the Expansion Premises with E-Scape Bio, Inc., a Delaware corporation (“Prior Tenant”), and (c) Prior Tenant has vacated the Expansion Premises. Landlord shall use good faith efforts to cause the Expansion Premises Commencement Date to occur on or before the date thirty (30) days after the date of this Amendment. If the Expansion Premises Commencement Date has not occurred by January 1, 2023, despite Landlord’s good faith efforts to deliver the Expansion Premises, Tenant shall have the right to terminate this Amendment by written notice to Landlord and, in such event, this Amendment shall be void ab initio, and the Original Lease shall continue on its terms.
9.
Miscellaneous.
(a)
Brokers. Landlord’s exclusive broker for this transaction is CBRE and Tenant’s exclusive brokers for this transaction are Justin Helbig of Kidder Mathews and James Bennett of CBRE and Landlord shall pay broker’s commissions to such brokers pursuant to the terms of separate agreements with each. Landlord and Tenant each represents to the other that it has not entered into any agreement or incurred any obligation which might result in the obligation to pay a sales or brokerage commission or finder’s fee with respect to this transaction. Landlord and Tenant each agrees to indemnify, defend and hold harmless the other from and against any and all losses, claims, damages, costs or expenses (including attorneys’ fees) which the other may incur as a result of any claim made by any person to a right to a sales or brokerage commission or finder’s fee in connection with this transaction, other than the commissions noted above, if such claim is based, or purportedly based, on the acts or omissions of Landlord or Tenant, as the case may be.
(b)
Incorporation of Prior Agreements; Amendments. This Amendment and any exhibits or schedules attached hereto and incorporated herein contain all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Amendment, and, other than the Original Lease, no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of this Amendment may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.
(c)
Submission of Amendment. Submission of this Amendment to Tenant does not constitute an offer to lease and this Amendment shall become effective only upon execution and delivery thereof by Landlord and Tenant.
(d)
Counterparts; Electronic Delivery. This Amendment may be executed electronically and in counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one agreement. Executed copies hereof may be delivered by facsimile, email or other electronic means and upon receipt will be deemed originals and binding upon the parties hereto, regardless of whether originals are delivered thereafter.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

LANDLORD:

GNS SHORELINE, LP,
a Delaware limited partnership

By: GNS Holdings III GP, LLC,
a Delaware limited liability company,
its general partner

By: /s/ Michael Frumm

Name: Michael Frumm
Title: Authorized Signatory

TENANT:

KEZAR LIFE SCIENCES, INC.,
a Delaware corporation

By: /s/ Marc L. Belsky

Name: Marc L. Belsky
Title: Chief Financial Officer

100072.SIG S-1

Exhibit A

Depiction of Expansion Premises

100072.7 Exhibit A

100072.7 Exhibit A

Exhibit B

Depiction of Expansion Storage Space

STORAGE
106
105
106
1
3A
8
10
13
14
SUITE 300 STORAGE UNIT
Suite 400
182 sf
168 sf
Suite 300
151 sf
Suite 200
128 sf
Suite 250
14
13

100072.7 Exhibit B